Exhibit 3.6
LULU HOLDING, INC.
(a Delaware Corporation)
BY-LAWS
Effective as of December 5, 2005
ARTICLE 1
OFFICES
     Section 1.1 Registered Office. The registered office of Lulu Holding, Inc. (the “Corporation”) in the State of Delaware shall be at 1313 North Market Street, Suite 5100, Wilmington, Delaware 19801. The registered agent at such address shall be PHS Corporate Services, Inc.
     Section 1.2 Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business of the Corporation may require.
ARTICLE 2
MEETING OF STOCKHOLDERS
     Section 2.1 Annual Meeting. The annual meeting of stockholders for the election of directors shall be held at such time and date as may be fixed by the Board.
     Section 2.2 Special Meeting. A special meeting of the stockholders of the Corporation may be called at any time by the President or by vote of a majority of the directors or at the request in writing of stockholders of record owning a majority in amount of the capital stock outstanding and entitled to vote.
     Section 2.3 Place of Meetings. All meetings of the stockholders may be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board or as specified and fixed in the respective notices or waiver of notice thereof.
     Section 2.4 Notice of Meetings.
          (a) Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of such meeting to each stockholder of record entitled to vote at the meeting by delivering a typewritten or printed notice to such stockholder personally, or by depositing such notice in the mail, in a postage prepaid envelope, directed to such stockholder at the post office address furnished by such stockholder to the Secretary of the Corporation for that purpose or, if such stockholder has not furnished to the Secretary an address for such purpose, then at the post office address last known to the Secretary, or by transmitting a notice to such stockholder at such address or number as such stockholder may provide, from time to time, by facsimile. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders need not be given to any stockholder who waives such notice, and such notice shall be deemed waived by any stockholder who attends such meeting in person or by proxy, except as to a stockholder who attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.
          (b) Any notice to stockholders given by the Corporation under any provision of the Certificate of Incorporation or Bylaws shall be effective if given in the form of electronic transmission consented to by the stockholder to whom the notice is given and in accordance with Section 232 of the General Corporation Law of the State of Delaware (the “DGCL”). Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the Corporation; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given in the form of an electronic transmission shall be deemed given: (i) by facsimile telecommunication, when directed to a number at which the stockholder has consent to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with a separate notice to the stockholder of such posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.
     Section 2.5 Quorum. Except in the case of any meeting for the election of directors summarily ordered as provided by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to vote on any particular matter, present in person or by proxy, shall constitute a quorum for the purpose of such matter at any meeting of the stockholders of the Corporation or any adjournment thereof. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.
     Section 2.6 Voting.
          (a) Subject to the provisions of the Certificate of Incorporation, at each meeting of the stockholders, each stockholder is entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and held by such stockholder and registered in the stockholder’s name on the books of the Corporation:
               (i) on the date fixed pursuant to Section 7.7 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at the meeting, or
               (ii) if no record date is so fixed, then (A) at the close of business on the day next preceding the day on which notice of the meeting is given or (B) if notice of the meeting is waived, at the close of business on the day next preceding the day on which the meeting will be held.
          (b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation the pledgor expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee’s proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the DGCL.
          (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by the stockholder’s proxy appointed by an instrument in writing, subscribed by such stockholder or by the stockholder’s attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who has given a proxy shall not have the effect of revoking the same unless the stockholder notifies the secretary of the meeting in writing prior to the voting of the proxy. At any meeting of the stockholders all matters, except as otherwise provided in the Corporation’s Certificate of Incorporation, in the Corporation’s Certificate of Designation of Preferred Stock, if any, in Section 9.6 of these Bylaws, or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the Board or the officer of the Corporation presiding at the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by the stockholder’s proxy, if there be such proxy, and it shall state the number of shares voted.
     Section 2.7 List of Stockholders. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     Section 2.8 Judges. If at any meeting of the stockholders a vote by written ballot shall be taken on any question, the chairman of the meeting may appoint a judge or judges to act with respect to the vote. Each judge appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of his or her ability. Such judges shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of judges shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The judges need not be stockholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which the judge has a material interest.
     Section 2.9 Action Without Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE 3
DIRECTORS
     Section 3.1 General Powers. The property and business of the Corporation shall be managed by or under the direction of its Board. The Board shall have such general and specific powers as are conferred by the DGCL, subject only to the provisions of the statutes, Certificate of Incorporation, Stockholders Agreement and these By-Laws, which may restrict or deny such powers.
     Section 3.2 Number and Term of Directors. The Board shall consist of one or more directors, as determined from time to time by resolution of the Board. The members of the Board shall be elected by the vote of holders of a majority of the outstanding shares of capital stock entitled to vote thereon. Directors need not be stockholders. Each director shall serve for a term ending at the annual meeting following the meeting at which such director is elected; and each director shall hold office after the annual meeting at which his or her term is scheduled to end until his or her successor shall be elected and shall qualify, subject to prior death, resignation, disqualification, or removal from office. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same term as the remaining term of his or her predecessor.
     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Stockholders Agreement or by any other agreement applicable thereto, and such directors so elected shall be in addition to the number of directors provided by these Bylaws.
     Section 3.3 Nominations of Directors. Nominees for election to the Board shall be selected by the Board or a committee of the Board to which the Board has delegated the authority to make such selections pursuant to Article 4 of these Bylaws. The Board or such committee, as the case may be, may consider written recommendations from stockholders for nominees for election to the Board provided any such recommendation, together with (a) a written description of the proposed nominee’s qualifications and other relevant biographical information, (b) a description of any arrangements or understandings among the recommending stockholder and each nominee and any other person with respect to such nomination, and (c) the consent of each nominee to serve as a director of the Corporation if so elected, is received by the Secretary of the Corporation not later than the tenth (10th) day after giving of notice of the meeting at which directors are to be elected. Only persons duly nominated for election to the Board in accordance with this Section 3.3 shall be eligible for election to the Board.
     Section 3.4 Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, immediately upon receipt; and unless otherwise specified therein, the acceptance of such resignation is not necessary to make it effective.
     Section 3.5 Vacancies.
          (a) Any vacancy in the Board, whether because of death, resignation, disqualification or removal of a director may be filled by (i) the vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director or (ii) the vote of a majority of the outstanding shares of capital stock outstanding and entitled to vote at a special meeting of such holders called for such purpose as provided in Article II, at any annual meeting of stockholders of the Corporation or by written consent in lieu of a meeting. Upon the occurrence of any such vacancy, the President or the Secretary of the Corporation may, and upon written request of the holders of record of at least ten (10%) of the capital stock outstanding and entitled to vote (addressed to the Secretary of the Corporation at the principal office of the Corporation) shall, call a special meeting of the holders of such class or classes for the election of the director to fill such vacancy. If such meeting shall not be called by the President or the Secretary of the Corporation within fifteen (15) days after receipt of such written request by the Secretary of the Corporation, then the holders of record of at least ten (10%) of the capital stock outstanding and entitled to vote may call such meeting at the expense of the Corporation, and such meeting may be called by such holders upon the notice required for special meetings of stockholders and shall be held at the place designated in such notice. Each director so chosen to fill a vacancy shall hold office until his or her successor is elected and qualifies or until he or she resigns or is removed in the manner herein provided.
          (b) Any newly-created directorship resulting from an increase in the number of directors may be filled by a majority of the Board then in office, provided that a quorum is present.
     Section 3.6 Annual Meeting. After each annual election of directors, the newly elected directors may meet for the purpose of organization, the election of officers, and the transaction of other business, at such place and time as shall be fixed by the stockholders at the annual meeting, and if a majority of the directors be present at such place and time, no prior notice of such meeting shall be required to be given to the directors. The place and time of such meeting may also be fixed by written consent of the directors. Regular meetings of the directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.
     Section 3.7 Special Meetings. Special meetings of the Board shall be held whenever called by the Chief Executive Officer or the President or any director. Except as otherwise provided by law or by these Bylaws, notice of the time and place of each special meeting shall be mailed to each director, addressed to such director at his or her residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be sent to such director at such place by electronic transmission (including, without limitation, facsimile transmission or electronic mail) or be delivered personally not less than forty-eight (48) hours before the time at which the meeting is to be held. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
     Section 3.8 Quorum and Manner of Acting. Except as otherwise provided in these Bylaws or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.
     Section 3.9 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     Section 3.10 Removal of Directors. Subject to the provisions of the Certificate of Incorporation, any director may be removed at any time, either with or without cause, by the holders of shares of stock of the requisite class and voting power which had the right to elect such director, which right may be exercised at a special meeting of such holders called for that purpose or by written consent in lieu of a meeting.
     Section 3.11 Compensation. The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board, which, in the case of non-employee directors may include such annual fees and meeting fees as may be approved, from time to time, by the Board. The Board may also provide that the Corporation shall reimburse each such director for any expense incurred by such director on account of his or her attendance at any meetings of the Board or committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its Subsidiaries in any other capacity and receiving compensation therefor.
ARTICLE 4
COMMITTEES
     Section 4.1 General.
          (a) The Board may, by resolution passed by a majority of the whole Board, designate an executive committee and one or more other committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board designating such committee and except as otherwise limited by law or by the Certificate of Incorporation of the Corporation, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.
          (b) The executive committee and such other committees shall meet at stated times or on notice to all by any of their own number. They shall fix their own rules of procedure. A majority shall constitute a quorum, but the affirmative vote of a majority of the whole committee shall be necessary in every case. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board.
     Section 4.2 Executive Committee. The executive committee shall not have authority to make, alter or amend the By-Laws, but, subject to applicable laws, shall exercise all other powers of the Board between the meetings of said Board, except the power to fill vacancies in their own membership, which vacancies shall be filled by the Board.
ARTICLE 5
OFFICERS OF THE CORPORATION
     Section 5.1 Number. The officers of the Corporation may be a president, one or more vice-presidents, secretary, treasurer, and such other officers as may from time to time be chosen by the Board.
     Section 5.2 Term. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead or the earlier termination or resignation of such officer. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole Board.

     Section 5.3 Assistants, Agents and Employees, Etc. In addition to the officers specified in Section 5.1, the Board may appoint any other officers, assistants, agents and employees as it may deem necessary or advisable, including one or more Assistant Secretaries, and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as the Board may from time to time determine.
     Section 5.4 Removal. Any officer, assistant, agent or employee of the Corporation may be removed, with or without cause, at any time: (a) in the case of an officer, assistant, agent or employee appointed by the Board, only by resolution of the Board; and (b) in the case of an officer, assistant, agent or employee, otherwise appointed, by any officer of the Corporation or committee of the Board upon whom or which such power of removal may be conferred by the Board.
     Section 5.5 Resignations. Any officer or assistant may resign at any time by giving written notice of the resignation to the Board or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, upon receipt thereof by the Board or the Secretary, as the case may be. Unless otherwise specified therein, the acceptance of such resignation is not necessary to make it effective.
     Section 5.6 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or other cause, may be filled for the unexpired portion of the term thereof in the manner prescribed in these Bylaws for regular appointments or elections to such office.
     Section 5.7 President. The President shall be the chief executive officer of the Corporation. It shall be his duty to preside at all meetings of the stockholders; to have general and active management of the business and the Corporation; to see that all orders and resolutions of the Board are carried into effect; to execute all contracts, agreements, deeds, bonds, mortgages and other obligations and instruments, in the name of the Corporation, and to affix the corporate seal thereto when authorized by the Board or the executive committee. He or she shall have the general supervision and direction of the other officers of the Corporation and shall see that their duties are properly performed. He or she shall be ex-officio a member of all standing committees and shall have the general duties and powers of supervision and management usually vested in the office of the President of a Corporation. The Board may delegate to the President any of its powers under this Article 5 as they apply to any other officer.
     Section 5.8 Vice President. The Vice-Presidents, in the order designated by the Board, shall be vested with all powers and required to perform all the duties of the President in his absence or disability and shall perform such other duties as may be prescribed by the Board.
     Section 5.9 President Pro Tem. In the absence or disability of the President and the Vice-President, the Board may appoint from their own members a president pro tem.
     Section 5.10 Secretary. The Secretary shall attend all meetings of the Corporation, the Board, the executive committee and standing committees. He or she shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for that purpose. He or she shall give proper notice of meetings of stockholders and directors and shall perform such other duties as shall be assigned to him by the President or the Board.
     Section 5.11 Treasurer. The Treasurer shall have custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. He or she shall disburse the funds of the Corporation as may be ordered by the Board, executive committee or President, taking proper vouchers for such disbursements, and shall render to the President and directors, whenever they may require it, an account of all his transactions as treasurer, and of the financial condition of the Corporation, and at the regular meeting of the Board next preceding the annual stockholders’ meeting, a like report for the preceding year. He or she shall keep an account of stock registered and transferred in such manner and subject to such regulations as the Board may prescribe. He or she shall give the Corporation a bond, if required by the Board, in such sum and in form and with security satisfactory to the Board for the faithful performance of the duties of his office and the restoration to the Corporation, in case of his death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession, belonging to the Corporation. He or she shall perform such other duties as the Board or executive committee may from time to time prescribe or require.
     Section 5.12 Delegation of Officers’ Duties. In case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board, the Board may delegate his powers or duties to any other officer or to any director for the time being.
     Section 5.13 Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board. None of such officers shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary corporation, in any other capacity and receiving such compensation by reason of the fact that he or she is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary corporation, in any other capacity and receiving proper compensation therefor.
ARTICLE 6
CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
     Section 6.1 Execution of Contracts. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.
     Section 6.2 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.
     Section 6.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chief Executive Officer, the President, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.
     Section 6.4 General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem proper.

ARTICLE 7
SHARES AND THEIR TRANSFER
     Section 7.1 Certificates of Stock. Certificates of stock shall be signed by the President or a Vice-President and either the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. If a certificate of stock be lost or destroyed, another may be issued in its stead upon proof of loss or destruction and the giving of a satisfactory bond of indemnity in an amount sufficient to indemnify the Corporation against any claim. A new certificate may be issued without requiring bond when, in the judgment of the directors, it is proper to do so.
     Section 7.2 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.
     Section 7.3 Fractional Shares. The Corporation shall be entitled to issue fractions of shares.
     Section 7.4 Stockholders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.
     Section 7.5 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.
     Section 7.6 Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.
     Section 7.7 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders or expressing consent to corporate action without a meeting, the Board shall not fix such a record date, and the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE 8
INDEMNIFICATION
     Section 8.1 Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), including without limitation, Proceedings by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a director or officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section or otherwise.
     Section 8.2 Right of Claimant to Bring Suit. If a claim under Section 8.1 is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall create a presumption that claimant had not met the applicable standard of conduct.

     Section 8.3 Non-Exclusivity of Rights. The rights conferred by Section 8.1 and Section 8.2 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.
     Section 8.4 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
ARTICLE 9
MISCELLANEOUS
     Section 9.1 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.
     Section 9.2 Dividends. Subject to the provisions of the Certificate of Incorporation, dividends upon the capital stock may be declared by the Board at any regular or special meeting and may be paid in cash or property or in shares of the capital stock of the Corporation or any other corporation. The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purposes and may alter or abolish any such reserve or reserves.
     Section 9.3 Checks. All checks, drafts or orders for the payment of money shall be signed by the treasurer or by such other officer or officers as the Board may from time to time designate. No check shall be signed in blank.
     Section 9.4 Books and Records. The books, records and accounts of the Corporation except as otherwise required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the By-Laws or by resolution of the directors.
     Section 9.5 Notices.
          (a) Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by facsimile transmission. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by facsimile transmission, shall be the time of the giving of the notice.
          (b) A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.
     Section 9.6 Amendment. Except as otherwise provided in these By-Laws, in the Corporation’s Certificate of Incorporation or in the Corporation’s Certificate of Designation of the Preferred Stock, if any, these By-Laws may be amended, altered, repealed or added to at any regular meeting of the stockholders or Board or at any special meeting called for that purpose, by affirmative vote of a majority of the stock issued and outstanding and entitled to vote or of a majority of the whole board of directors, as the case may be.